--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                IMPROVENET, INC.



                            SERIES B PREFERRED STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT




                              DATED MARCH 17, 1998




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                           PAGE

SECTION 1.      AGREEMENT TO SELL AND PURCHASE..............................................1

       1.1      Authorization of Shares and Warrants........................................1

       1.2      Sale and Purchase...........................................................1

SECTION 2.      CLOSING, DELIVERY AND PAYMENT...............................................2

       2.1      Closing.....................................................................2

       2.2      Delivery....................................................................2

       2.3      Subsequent Sale of Shares...................................................2

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................2

       3.1      Organization, Good Standing and Qualification...............................2

       3.2      Capitalization; Voting Rights...............................................3

       3.3      Authorization; Binding Obligations..........................................3

       3.4      Financial Statements........................................................4

       3.5      Liabilities.................................................................4

       3.6      Agreements; Action..........................................................4

       3.7      Obligations to Related Parties..............................................5

       3.8      Changes.....................................................................5

       3.9      Title to Properties and Assets; Liens, etc..................................6

       3.10     Patents and Trademarks......................................................6

       3.11     Compliance with Other Instruments...........................................7

       3.12     Litigation..................................................................7

       3.13     Tax Returns and Payments....................................................8

       3.14     Employees...................................................................8

       3.15     Proprietary Information and Inventions Agreements...........................8

       3.16     Obligations of Management...................................................8

       3.17     Registration Rights.........................................................9

       3.18     Compliance with Laws; Permits...............................................9

       3.19     Environmental and Safety Laws...............................................9

       3.20     Offering Valid..............................................................9

       3.21     Full Disclosure.............................................................9

       3.22     Qualified Small Business...................................................10

       3.23     Minute Books...............................................................10

       3.24     Insurance..................................................................10



                                                                                         PAGE
       3.25     Use of Proceeds............................................................10

SECTION 4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........................10

       4.1      Requisite Power and Authority..............................................10

       4.2      Investment Representations.................................................11

       4.3      Transfer Restrictions......................................................12

SECTION 5.      COVENANTS OF THE SERIES B PURCHASERS.......................................12

       5.1      Future Financing...........................................................12

SECTION 6.      CONDITIONS TO CLOSING......................................................14

       6.1      Conditions to Purchasers' Obligations at the Closing.......................14

       6.2      Conditions to Obligations of the Company...................................15

SECTION 7.      MISCELLANEOUS..............................................................16

       7.1      Governing Law..............................................................16

       7.2      Survival...................................................................16

       7.3      Successors and Assigns.....................................................16

       7.4      Entire Agreement...........................................................17

       7.5      Severability...............................................................17

       7.6      Amendment and Waiver.......................................................17

       7.7      Delays or Omissions........................................................17

       7.8      Waiver of Conflicts........................................................17

       7.9      Notices....................................................................18

       7.10     Expenses...................................................................18

       7.11     Attorneys' Fees............................................................18

       7.12     Titles and Subtitles.......................................................18

       7.13     Counterparts...............................................................18

       7.14     Broker's Fees..............................................................18

       7.15     Exculpation Among Purchasers...............................................19

       7.16     Pronouns...................................................................19

       7.17     California Corporate Securities Law........................................19

                                INDEX OF EXHIBITS


               Schedule of Purchasers...............................Exhibit A

               Restated Articles....................................Exhibit B

               Form of Warrant .....................................Exhibit C

               Schedule of Exceptions...............................Exhibit D

               Amended and Restated Investor Rights Agreement.......Exhibit E

               Amended and Restated Right
                  of First Refusal and Co-Sale Agreement............Exhibit F

               Amended and Restated Voting Agreement................Exhibit G

               List of Shareholders and Optionholders...............Exhibit H

               Proprietary Information and Inventions Agreement.....Exhibit I

               Form of Legal Opinion ...............................Exhibit J

               Financial Statements.................................Exhibit K

                                IMPROVENET, INC.



                            SERIES B PREFERRED STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

         THIS SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is entered into as of March 17, 1998, by and among IMPROVENET, INC., a California corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").


                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an (i) aggregate of two million two hundred twenty two thousand two hundred twenty-three (2,222,223) shares of its Series B Preferred Stock (the "Shares") and (ii) warrants in the form of Exhibit C to purchase up to an aggregate of fifty four thousand (54,000) shares of its Series B Preferred Stock (the "Warrants");

         WHEREAS, Purchasers desire to purchase the Shares and the Warrants on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares and the Warrants to Purchasers on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1. AGREEMENT TO SELL AND PURCHASE.

         1.1 AUTHORIZATION OF SHARES AND WARRANTS. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and the Warrants, (ii) the issuance of the shares of Series B Preferred Stock to be issued pursuant to the exercise of the Warrants (the "Warrant Shares"), and (iii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares and the Warrant Shares (the "Conversion Shares"). The Shares, the Warrant Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles of Incorporation of the Company, as amended, in the form attached hereto as Exhibit B (the "Restated Articles"). The Warrants shall be in the form and have the rights set forth in the form of Warrant Agreement ("Warrant Agreement") attached hereto as Exhibit C.


                                        1.

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares and Warrants set forth opposite such Purchaser's name on Exhibit A, at an aggregate purchase price for each Purchaser set forth opposite such Purchaser's name.

SECTION 2. CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING. The closing of the sale and purchase of the Shares and the Warrants under this Agreement (the "Closing") shall take place on the date hereof, or at such other time as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

         2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares and warrant certificates or agreements representing the Warrants to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

         2.3 SUBSEQUENT SALE OF SHARES. At any time on or before the sixtieth day following the Closing, the Company may sell up to the balance of the authorized shares of Series B Preferred Stock and Warrants not sold at the Closing to such persons as may be approved by the Board of Directors of the Company and by unanimous approval of the Purchasers. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by the Purchasers as set forth in
Section 4. Any shares of Series B Preferred Stock and Warrants sold pursuant to this Section 2.3 shall be deemed "Shares" and "Warrants", respectively, for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents and warrants to each Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit E (the "Investor Rights Agreement"), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit F (the "Right of First Refusal and Co-Sale Agreement") and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit G (the "Voting Agreement") (collectively, the "Related Agreements"), to issue and sell the Shares and Warrants and to issue the Conversion Shares and Warrant Shares and to carry out the provisions of this Agreement, the Related Agreements and the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to


                                        2.

do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of twenty million (20,000,000) shares of Common Stock, one million three hundred seventy-nine thousand thirty-nine (1,379,039) shares of which are issued and outstanding and one million (1,000,000) shares of which are reserved for future issuance to key employees pursuant to the Company's 1996 Stock Option Plan and five million (5,000,000) shares of Preferred Stock, of which (i) one million four hundred thousand (1,400,000) are designated Series A Preferred Stock, one million two hundred five thousand (1,205,000) of which are issued and outstanding, and (ii) two million four hundred (2,400,000) are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued to the persons listed on Exhibit H hereto, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth on Exhibit H, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, voting agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares, the Warrant Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares, the Warrant Shares, the Warrants and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares, the Warrants and the Warrant Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 3.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares, the Warrants, the Warrant Shares and the subsequent conversions of the Shares and


                                        3.

the Warrant Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser
(a) its unaudited balance sheet as of December 31, 1997 (the "Statement Date") and an unaudited profit and loss statement for the twelve (12) month period ending on the Statement Date (collectively, the "Financial Statements"), copies of which are attached hereto as Exhibit K. The Financial Statements, together with the notes thereto, are complete and correct in all material respects and present fairly the financial condition and position of the Company as of December 31, 1997; PROVIDED, HOWEVER, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

         3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse and in any event, has no liabilities in the aggregate in excess of $25,000.

         3.6 AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 in the aggregate (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged


                                        4.

or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of current salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of or otherwise provides credit enhancement to any other person, firm or corporation.

         3.8 CHANGES. Since the Statement Date, there has not been to the Company's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;


                                        5.

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

         3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.10 PATENTS AND TRADEMARKS. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of


                                        6.

the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been duly and validly assigned to the Company.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Articles or Bylaws. The Company is not in violation or default of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares, the Warrants and the Warrant Shares and of the Conversion Shares pursuant to the Restated Articles, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.12 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's


                                        7.

employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.15 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each former and current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of Exhibit I attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.


                                        8.

         3.16 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

         3.17 REGISTRATION RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.18 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, Warrants, Warrant Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.19 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Warrants, the sale and issuance of the Warrant Shares upon exercise of the Warrants and the issuance of the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares, the Warrants or the Warrant Shares to any person or persons so as to bring the sale of such Shares, the Warrants or the Warrant Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.21 FULL DISCLOSURE. The Company's business plan dated October 1997, as amended, (the "Business Plan"), this Agreement, the Exhibits hereto, the Related Agreements and all other


                                        9.

documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the Business Plan provided to each of the Purchasers was prepared by the management of the Company in a good faith effort to describe the Company's proposed business and products and the markets therefore. The forward-looking statements made in the Business Plan appeared reasonable to management as of the date thereof; however, there is no assurance that these forward-looking statements will prove to be valid or that the objectives set forth in the Business Plan will be achieved. To the Company's knowledge, there are no facts regarding the Company which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

         3.22 QUALIFIED SMALL BUSINESS. The Company represents and warrants to the Purchasers that, to the best of its knowledge, the Shares should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date hereof.

         3.23 MINUTE BOOKS. The minute books of the Company provided to the Purchasers or their counsel contain a complete summary of all meetings of directors and shareholders since the time of incorporation and correctly reflect all issuances of stock or other equity rights in the Company.

         3.24 INSURANCE. The Company has or will obtain promptly following Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         3.25 USE OF PROCEEDS. The net proceeds received by the Company from the sale of the Shares shall be used by the Company for working capital.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company as follows (it being agreed that such representations and warranties do not in any way limit or effect the Purchasers' right to rely upon, and enforce any breach of, the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency,


                                        10.

reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 3.9 of the Investor Rights Agreement may be limited by applicable laws.

         4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares, the Warrants, the Warrant Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares and the Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares, the Warrants and the Warrant Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Warrants, the Warrant Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, the Warrants, the Warrant Shares, or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares, the Warrants, the Warrant Shares and the Conversion Shares for Purchaser's own account for investment only and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and Business Plan and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.


                                        11.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares, the Warrants, and, if issued, the Conversion Shares and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

         4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares, the Warrants and, if issued, the Conversion Shares and the Warrant Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

SECTION 5. COVENANTS OF THE SERIES B PURCHASERS.

         5.1 FUTURE FINANCING. The Company may sell and all Purchasers hereto (the "Future Purchasers") shall be obligated to purchase from the Company, additional shares of Preferred Stock as follows:

                  (a) The Company may sell an aggregate amount of shares of the Company's Series B-1 Preferred Stock (the Series B-1 Preferred) with a total purchase price of two million dollars ($2,000,000) (the "Future Financing"). The Future Purchasers will be obligated to participate in the Future Financing on a pro rata basis upon the Company's achievement of all of the following operational milestones (the Milestones") within the period beginning on March 17, 1998 and ending January 1, 1999 (the "Milestone Target Period") (except for the Milestone listed in subparagraph (v) below, which the Company may achieve by March 17, 1999); the Milestones listed below need not be achieved during the same month, so long as such Milestones are at least at ninety percent (90%) of the targeted level when the final Milestone is achieved. Such Milestones are as follows:

                           (i) WEBSITE VISITORS. The Company receives an
aggregate of 400,000 Website visitors, including homeowners responding via toll free calls, to its Website within any given month within 1998;

                           (ii) SUBMITTED JOBS. The Company processes 11,000
jobs in any given month in 1998; such jobs may include jobs that possess insufficient information, Billable Jobs (as defined below) and jobs where lists are delivered dynamically to homeowners without


                                        12.

processing; all such jobs must include confidential contact information (however, dynamically generated lists for homeowners will not be processed with faxes to contractors);

                           (iii) BILLABLE JOBS. The Company processes 9,000 jobs
that contain confirmed project submissions by homeowners who provide the required confidential contact information in processed trades ("Billable Jobs") in any given month in 1998. Billable Jobs do not include the following (i) jobs where there is insufficient information to process the job or (ii) test jobs. Billable Jobs do not require a positive response from contractors.

                           (iv) CONTRACTOR/DESIGNER RESPONSE RATE. The Company
receives an average of 2.5 interested contractors per Billable Job for projects with a budget in excess of $5,000 or more in any given month in 1998;

                           (v) REVENUE. The Company either (i) collects $160,000
in cash in any given month from March 17, 1998 through January 1, 1999 from its revenue-generating sources and the Company collects 30% of potential Billable Job revenue (expected to be delayed about ninety (90) days from the Billable Job submission), generated in any given month in 1998; or (ii) from January 1, 1999 until March 17, 1999, collects $200,000 in cash in any given month and the Company collects at least 30% of potential Billable Job revenue generated in any given month from March 17, 1998 through March 17, 1999;

                           (vi) HIRING OF A CHIEF FINANCIAL OFFICER. The Company
hires a new Chief Financial Officer within any given month of 1998; and

                           (vii) TECHNICAL. The Company has fully completed the
porting of its database systems into Microsoft SQL server or the equivalent from the current Acius 4D database system by January 1, 1999.

         Once a majority of the Future Purchasers reasonably determines that all the Milestones have been achieved at any point during the Milestone Target Period, then the Future Purchasers are obligated to participate in the Future Financing on a pro rata basis upon the following terms: The price per share of Series B-1 Preferred shall be determined based on a pre-money valuation of the Company of nineteen million eight hundred seventy-five thousand dollars ($19,875,000) calculated on a fully-diluted basis (including options outstanding under the Company's 1996 Stock Option Plan and the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options, warrants and convertible securities outstanding on the date of issuance of the Series B-1 Preferred). If one of the Future Purchasers fails to participate in the Future Financing (the "Non-Participating Purchaser"), the other Future Purchasers may purchase the shares allocated to the Non-Participating Purchaser on a pro rata basis. The Company shall also have the right to buy back the Shares and the Warrants of the Non-Participating Purchaser at $0.01 per share in addition to all other legal remedies that the Company might have available to it.

         In the event the Company fails to achieve the Milestones set forth above, the Future Purchasers will be under no obligation to purchase shares of Series B-1 Preferred. The purchase and sale of the Series B-1 Preferred will be made on substantially the same terms and conditions


                                        13.

contained in the Purchase Agreement, except for the original purchase price, conversion price and the liquidation preference amount (however, the Series B-1 Preferred will be treated pari passu with the Series A Preferred Stock and Series B Preferred Stock), and the Future Purchasers will purchase such shares in the same proportion to each other as the Series B Stock purchased under the Purchase Agreement.

SECTION 6. CONDITIONS TO CLOSING.

         6.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares and the Warrants at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the Warrants and the proposed issuance of the Conversion Shares and the Warrant Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

                  (d) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California.

                  (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                  (f) RESERVATION OF WARRANT SHARES. The Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance upon such conversion.

                  (g) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares and the Warrant Shares shall have been duly authorized and reserved for issuance upon such conversion.

                  (h) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the date


                                        14.

of the Closing, to the effect that the conditions specified in subsections (a),
(c), (d), (f) and (g) of this Section 6.1 have been satisfied.

                  (i) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

                  (j) RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Right of First Refusal and Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Right of First Refusal and Co-Sale Agreement.

                  (k) VOTING AGREEMENT. The Company will obtain the signatures of the President of the Company, Robert Stevens, Jan Sherman, Allstate Insurance Company, Alta California Partners, L.P., Alta Embarcadero Partners, LLC, ARCH Venture Fund III, L.P., Anthony Glaves, Harold Kawaguchi, Alex Knight and Madrona Investment Group, LLC, whose signatures are required to execute the Voting Agreement, substantially in the form attached hereto as Exhibit G.

                  (l) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be five (5) members and the Board shall consist of Robert Stevens, Garrett Gruener, Stuart Gannes, Robert Nelsen and one vacancy.

                  (m) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit J.

                  (n) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (o) PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. All key employees shall have executed a Proprietary Information and Inventions Agreement that is reasonably acceptable to Investors' counsel.

         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares and the Warrants at each Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Shares and the Warrants in
Section 4 hereof shall


                                        15.

be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

                  (c) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California.

                  (d) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the Purchasers.

                  (e) RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. A Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Right of First Refusal and Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Right of First Refusal and Co-Sale Agreement.

                  (f) VOTING AGREEMENT.. The Company will obtain the signatures of the President of the Company, Robert Stevens, Jan Sherman, Allstate Insurance Company, Alta California Partners, L.P., Alta Embarcadero Partners, LLC, ARCH Venture Fund III, L.P., Anthony Glaves, Harold Kawaguchi, Alex Knight and Madrona Investment Group, LLC, whose signatures are required to execute the Voting Agreement, substantially in the form attached hereto as Exhibit G.

                  (g) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

SECTION 7. MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.


                                        16.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares, the Warrants, the Warrant Shares and the Conversion Shares from time to time.

         7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements, the Business Plan and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

         7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Articles or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Articles must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Articles, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         7.8 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("Cooley Godward"), has in the past and may


                                        17.

continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.

         7.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         7.10 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of special counsel for the Purchasers, not to exceed $15,000, and shall reimburse such special counsel for reasonable expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

         7.11 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto


                                        18.

is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

         7.15 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

         7.16 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         7.17 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                        19.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                         PURCHASERS:

IMPROVENET, INC.                                 -----------------------------
125 UNIVERSITY AVENUE                            (PRINT NAME OF PURCHASER)
PALO ALTO, CA 94301

By: /s/ Robert L. Stevens                        By: /s/ All Series B Investors
   --------------------------------------            --------------------------
     Robert L. Stevens, President
                                                 Title:
                                                       ------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                                           CONVERTIBLE
                                 SHARES OF SERIES B                         PROMISSORY         NEW SERIES B       AGGREGATE
NAME AND ADDRESS                    PREFERRED         WARRANTS(1)           NOTES(2)          INVESTMENT      PURCHASE PRICE
----------------------------     ----------------      -----------       ----------------    ---------------   ----------------
Allstate Insurance Company                496,032         12,054                                               $   1,250,000.64
2775 Sanders Road
Suite A3
Northbrook, Illinois 60062
Attn:  Michael Curran

Alta California Partners, L.P.            543,147         13,198          $    147,059.82    $  1,221,670.62   $   1,368,730.44
One Embarcadero Center
Suite 4050
San Francisco, CA 94111

Alta Embarcadero Partners, LLC             12,409            302          $      3,359.36    $     27,911.32   $      31,270.68
One Embarcadero Center
Suite 4050
San Francisco, CA 94111

ARCH Venture Fund III, L.P.               813,492         19,768                                               $   2,049,999.84
8735 Higgins Road
Suite 225
Chicago, IL 60631

Anthony Glaves                              9,921            241                                               $      25,000.92
1030 Parkinson
Palo Alto, CA 94301

Harold Kawaguchi                            9,921            241                                               $      25,000.92
626 38th Avenue
Seattle, WA 98122

Alex Knight                                 9,921            241                                               $      25,000.92
1116 Harvard Avenue East
Seattle, WA 98102

Madrona Investment Group, LLC              39,683            964                                               $     100,001.16
1000 Second Avenue, Suite 3700
Seattle, WA 98104


                                 ----------------      -----------       ----------------    ---------------   ----------------
                                 ----------------      -----------       ----------------    ---------------   ----------------
         Total                          1,934,526         47,009          $    150,419.18    $  1,249,581.94   $   4,875,005.52

----------------------------
1 $0.01 per share shall be allocated to the purchase price of the warrants. 2 Includes principal and interest earned as of the date hereof.

                    SERIES B PREFERRED STOCK AND WARRANT AGREEMENT

                                    EXHIBIT H

                     LIST OF SHAREHOLDERS AND OPTIONHOLDERS


                                           SHAREHOLDERS                                                SHARES
Adams Trust Dated 9/1/77                                                                               25,000
Alta California Partners, L.P.                                                                        977,660
Alta Embarcadero Partners, LLC                                                                         22,340
Antun Bendis                                                                                           22,187
Boone Family Trust dtd 8/8/86                                                                          10,000
Thomas L. Blair                                                                                        60,000
Thomas Brugger                                                                                         40,000
Tom Brugger                                                                                            25,000
Lee Cuthbert                                                                                            2,600
Bill Egan                                                                                              50,000
Charlie Finnie                                                                                         25,000
Gerald J. Flannelly                                                                                    40,000
Thomas E. Fortmann                                                                                     35,800
Stuart Gannes                                                                                          10,000
GC&H Investments                                                                                       20,000
Kim Garretson                                                                                           3,500
John Paul Hanna                                                                                        10,000
Martin E. Hellman IRA                                                                                  25,000
Stephen L and Joanee Jacobs, Trustees of the Jacobs Living Trust Dated 09/23/93                        20,000
Lynn Brown Kargman                                                                                     25,000
The Kenyon Trust Dated 09/09/93                                                                        70,740
Rachel Chuah McNamara                                                                                  20,000
William F. Nandor                                                                                      20,000
William C. Rea                                                                                         20,000
Jan M. Sherman                                                                                        200,000
William W. Smith                                                                                       35,408
David & Louise Smith Trust                                                                             60,293
David S. and Louise H. Smith Family Trust dated 5/4/84                                                 60,293
G. Bickley Stevens, II                                                                                135,000
Robert L. Stevens                                                                                     200,000
Robert L. and Karen Stevens Trustees Under Recovable Trust Dated 8/9/78                               266,088
Olga Tikhonora                                                                                          2,708
Weil Family Trust 1980                                                                                 46,110
Frederick C. Woerner                                                                                   12,000
Charles J. & Ruth Anne Woodruff                                                                        20,000
Kathy Anne Woodruff                                                                                     2,188
Danielle D. Zarosi                                                                                      1,667
TOTAL                                                                                               2,584,039

                                          OPTIONHOLDERS                                                SHARES
Antun Bendis                                                                                           55,000
Kelly Conway                                                                                           40,000
William Crosby                                                                                         30,000
William Crosby                                                                                         10,000
Dennis Galloway                                                                                        10,000
Stuart Gannes                                                                                           7,222
Kim Garretson                                                                                           6,000
Christopher Kane                                                                                        5,000
Awele Ndili                                                                                            38,683
Jan Sherman                                                                                            24,500
Jan Sherman                                                                                            20,000
Bic Stevens                                                                                             1,500
Robert Stevens                                                                                         71,250
Robert Stevens                                                                                         20,000
Olga Tikhonova                                                                                          5,000
Kathy Anne Woodruff                                                                                     5,000
Janna Zachary                                                                                           5,000
Danielle Zarosi                                                                                         5,000

TOTAL                                                                                                 339,155

                                          WARRANTHOLDERS                                               SHARES
Alta California Partners, L.P.                                                                         78,213
Alta Embarcadero Partners, LLC                                                                          1,787
Thomas W. Brugger                                                                                       2,000
William Egan                                                                                            4,000
Charles Finnie                                                                                          2,000
Stuart Gannes                                                                                             800
GC&H Investments                                                                                        1,600
Steve Jacobs                                                                                            5,000
Lynn Brown Kargman and William M. Kargman                                                               2,000
David S. Smith and  Louise H. Smith  Trustees  for the David S. and Louise H. Smith  Family  Trust      4,000
Dated 5/4/84
Bic Stevens                                                                                             5,000

TOTAL                                                                                                 106,400